FingerMotion’s Subsidiary JiuGe Technology and Qingling Motors Collaborate on Advancing Intelligent Vehicle Solutions

SINGAPORE / Newswire / June 16, 2025 – FingerMotion, Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data, and technology company, is pleased to announce that its subsidiary, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”), is working with Qingling Motors Group Co., Ltd. (“Qingling Motors”) to co-develop next-generation intelligent vehicle solutions aimed at enhancing efficiency and sustainability in commercial mobility.

The joint effort focuses on delivering smarter, more responsive technologies for high-demand sectors such as logistics and emergency response. Qingling Motors will oversee vehicle design, chassis engineering, prototype production, and compliance with industry regulations. JiuGe Technology will provide its strengths in system integration and software development, enabling the integration of smart technologies into vehicle platforms.

To support the initiative, a joint technical taskforce has been established to accelerate innovation, streamline product development, and reduce time-to-market. The collaboration emphasizes mutual knowledge exchange and shared development of intellectual property, setting the foundation for long-term growth in the intelligent mobility space.

This initiative positions both companies to lead in the digital transformation of the commercial vehicle sector, particularly in markets that require connected, adaptive, and reliable platforms. Future efforts are intended to include international market expansion and the creation of remote service ecosystems to support specialized logistics and emergency response applications.

“We see this as a major step forward in our strategy to bring advanced digital solutions to commercial transportation, particularly emergency response,” said Martin Shen, CEO of FingerMotion. “JiuGe Technology’s role in enabling intelligent systems compliments Qingling Motors’ automotive leadership, and we’re excited about the value this will deliver to enterprises and communities alike.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

About Qingling Motors Group Col, Ltd.

Qingling Motors, founded in 1985 and listed on the Hong Kong Stock Exchange, is a leading commercial vehicle manufacturer in China. The company brings decades of experience in chassis engineering, lightweight vehicle design, and new energy powertrains, along with an established global distribution network.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

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